                                                                    Exhibit 23.1

               Consent of Ernst & Young, LLP Independent Auditors

We consent to the incorporation by reference in the registration statements listed below of ITC/\Deltacom, Inc. of our report dated January 24, 2003, with respect to the consolidated financial statements of BTI Telecom Corp. as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002 included in the Current Report on Form 8-K of ITC/\Deltacom, Inc. filed with the Securities and Exchange Commission on October 21, 2003:

     1. Registration Statement Number 333-101007 on Form S-8 dated November 5, 2002 pertaining to the ITC/\Deltacom, Inc. Stock Incentive Plan
     2. Registration Statement Number 333-49034 on Form S-8 dated October 31, 2000 pertaining to the ITC/\Deltacom, Inc. 1997 Stock Option Plan and Employee Profit Sharing and 401(K) Plan
     3. Registration Statement Number 333-62773 on Form S-8 dated September 2, 1998 pertaining to the ITC/\Deltacom, Inc. Employee Profit Sharing and 401(K) Plan


Raleigh, North Carolina                           /s/ Ernst & Young LLP
October 17, 2003